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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934



September 18, 1996                           Commission File No. 1-1345
(Date of earliest event reported)


                 AMERICAN FINANCIAL ENTERPRISES, INC.



Incorporated under the laws of Ohio                        IRS Employer
                                          Identification No. 31-0996797

                        One East Fourth Street
                       Cincinnati, Ohio  45202
                        Phone:  (513) 579-2172








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              AMERICAN FINANCIAL ENTERPRISES, INC.

                            FORM 8-K


Item 5.    Other Events.

            Please  see  the  News Release attached hereto  as  Exhibit
1.


Item 7.    Financial Statements, Pro Forma Financial Information
               and Exhibits.

           (a) Not Applicable
           (b) Not Applicable
           (c) Exhibit (99) Additional Exhibits
               (1)  American Financial Enterprises, Inc. News Release




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                                  AMERICAN FINANCIAL ENTERPRISES, INC.



September 20, 1996                 By:  James C. Kennedy
                                        -----------------------------
                                        James C. Kennedy
                                        Secretary






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                                                              Exhibit 1



                 AMERICAN FINANCIAL ENTERPRISES
               REPORTS GAIN ON SALE OF CITICASTERS


       (Cincinnati, Ohio: September 20, 1996) American Financial Enterprises, Inc. ("AFEI") reported that it had received approximately $75 million in gross cash proceeds and expects to realize a pretax gain of approximately $55 million from this week's closing of the merger of Jacor Communications, Inc. and
Citicasters Inc. In the merger, each Citicasters shareholder, including AFEI, received $29.50 per share in cash plus warrants to purchase Jacor common stock.

      AFEI  is  a  holding  company whose assets consist  primarily  of
ownership  positions  in  American  Financial  Group,  Inc.,   American
Annuity Group, Inc. and short-term investments.

      AFEI's common stock trades on the Pacific and Chicago Stock Exchanges under the symbol "AFE".


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